Exhibit 4.3


                            STOCK PURCHASE AGREEMENT

         Stock Purchase Agreement ("Agreement") entered into as of the 27th day of August, 2001, between Hecla Mining Company, a Delaware corporation ("Company"), Copper Mountain Trust ("Trustee") for the Hecla Mining Company Retirement Plan and Lucky Friday Pension Plan ("Purchaser" or "Trustee").

         The Company agrees to sell and the Purchaser agree to purchase 5,749,883 shares of common stock, $0.25 par value, of the Company ("Shares") at a purchase price of $0.95 per Share. The Purchaser shall purchase 4,610,174 shares on behalf of the Hecla Mining Company Retirement Plan and shall purchase 1,139,709 shares on behalf of the Lucky Friday Pension Plan.

         The closing of the sale of the Shares to the Purchaser shall take place at 10:00 a.m. on August 28, 2001, at the executive office of the Company, at which time the Company shall deliver to the Purchaser certificates representing their respective Shares registered in the names of the Purchaser, and the Purchaser shall cause the purchase price of the Shares to be purchased by each to be wire transferred to an account specified by the Company.

         The Purchaser has been instructed by Consulting Fiduciaries, Inc., the independent fiduciary to the Trustee to enter into this Agreement on behalf of the Plans.

         The Company represents and warrants to the Purchaser that (i) the Company has the power, and has been authorized, to enter into this Agreement and to effect the transactions contemplated by it, and this Agreement has been duly executed on behalf of the Company and is binding and enforceable on it, and (ii) the Shares when delivered and paid for will be validly issued, fully paid and non-assessable and listed (subject to notice of issuance) on the New York Stock Exchange.

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         The Purchaser represents and warrants to the Company that it has the power, and has been duly authorized, to enter into this Agreement and effect the transactions contemplated by it, and this Agreement has been duly executed on behalf of such Purchaser and is binding and enforceable on it.

         The Purchaser represents and warrants to the Company that it is an accredited investor as defined in Regulation D promulgated under the Securities Act of 1933 ("Securities Act") and that it understands that the Shares have not been registered under the Securities Act and may not be resold by the Purchaser without registration under the Securities Act or an exemption therefrom. Certificates for the Shares will bear the following legend:

                  The shares of common stock of Hecla Mining Company represented by this certificate have been issued pursuant to an exemption from registration under the Securities Act of 1933 and may not be resold without registration thereunder or an exemption therefrom. The issuer may require an opinion of counsel reasonably satisfactory to it to the effect that such an exemption is available before permitting transfer of such shares.

         The following Sections 1 through 5 shall apply if the Purchaser desires to sell Shares at a time and in a fashion that registration or an exemption from registration under the Securities Act is not available for the sale. The independent fiduciary or investment manager appointed by the Company will be responsible for directing the Trustee to exercise the Purchaser's rights under Sections 1 through 5, including the number of Shares to be registered for the Purchaser.

         1. Registration of Shares on Request.

         (a) Upon the written request of the Purchaser covering at least 1,000,000 Shares which are not registered or otherwise eligible for sale under Rule 144 or some other exemption under the Securities Act within the succeeding 90 days, the Company shall prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement under the Securities Act, on such form and in such manner as the Company may deem appropriate for the sale


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or other disposition of such number of the Shares as shall be specified in such written request and use its reasonable best efforts to cause such registration statement to become effective as soon as practicable after such registration statement is filed; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 1(a) at any time prior to January 1, 2002. In connection therewith, the Company will prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus or prospectuses used in connection therewith as it deems necessary to keep such registration statement effective for a reasonable period from the effective date thereof (but not more than 45 days from the effective date thereof) so as to permit the offering and sale by the Purchaser in accordance with the intended method or methods of distribution described in the registration statement, subject to earlier termination in the event all the shares are sold thereunder or as otherwise terminated or delayed pursuant to this Agreement.

         (b) The Company shall be entitled to postpone the filing of any registration statement pursuant to this Section 1 otherwise required to be prepared and filed by it (i) if the Company is currently engaged in a self-tender or exchange offer and the filing of a registration statement would cause a violation of the Securities Exchange Act of 1934, (ii) if the Chief Executive Officer of the Company certifies to the Purchaser that the Company is engaged in, or plans to engage within 60 days in, a registered public offering (including a registration statement on Form S-4 or the then substantial equivalent thereof); or (iii) such other circumstances exist as shall, in the reasonable judgment of the Company's Board of Directors, make a public offering of the Company's securities impracticable (provided that the Company may postpone the filing of a registration statement pursuant to this subparagraph
(iii) not more than once in any 12-month period and for a period not to exceed 90 days). In the event of such postponement, the Company shall be required, upon


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the request of the Purchaser, to file the registration statement pursuant to this Section 1 as soon as practicable after the termination or consummation of any of the events set forth in (i), (ii) and (iii) above. The Company shall select the underwriter or underwriters to be used in connection with any public offering of securities registered pursuant to this Section 1.

         (c) The Company shall not be obligated to file more than two registration statements in response to a request from the Purchaser delivered pursuant to this Section 1. The filing of a registration statement relating to the Shares in response to such a request of the Purchaser shall not count against such limitation in the event the Purchaser is precluded from completing the sale of the Shares contemplated by such registration statement due to a failure by the Company to perform any obligation in the related underwriting agreement or due to a material change in the Company's business.

         2. Piggy-Back Registration. If at any time subsequent to December 31, 2001 and prior to December 31, 2003, the Company proposes to register any of its equity securities (other than pursuant to Section 1 or for securities issued with respect to any acquisition or any employee stock option, stock purchase, or similar plan or any other securities to be registered pursuant to a special purpose registration) under the Securities Act on Form S-1, Form S-2, Form S-3 or any other form of general application for sale of securities to the public in an underwritten offering upon which may be registered securities similar to the Shares, it will each such time at least 30 days prior to the anticipated filing date of such proposed registration statement give written notice to the Purchaser of its intention so to do and, upon the written request of the Purchaser made within 10 days after the receipt of any such notice, the Company will use its reasonable best efforts to effect the registration under the Securities Act of the Shares which the Company has been so requested to register; provided, however, that in connection with a registration described in


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this Section 2 in which the securities being registered are intended to be sold in an underwritten public offering, if in the opinion of the managing underwriter or underwriters marketing considerations require the reduction of the number of shares of Common Stock covered by any such registration, the number of Shares to be registered on behalf of the Purchaser and the number of shares of Company common stock to be registered on behalf of any other selling stockholders shall be reduced (to zero if necessary) pro rata, according to the aggregate number of shares of Company common stock requested to be registered by the Purchaser and any other selling stockholders participating in such registration.

         3. Registration Procedures. If and when the Company is required to effect the registration of any of the Shares under the Securities Act as provided in this Agreement:

         (a) The Company shall furnish to the Purchaser and to the managing underwriters with respect to the underwriting related thereto such number of copies of each preliminary prospectus and final prospectus and supplement thereto as may be reasonably necessary in order to effect the sale of the Shares to be offered and sold.

         (b) The Company shall promptly notify the Purchaser in the event any prospectus then in use contains any untrue statement of a material fact or any omission of a material fact necessary to make the statements therein, in light of the circumstances in which they were made not misleading, and, upon receipt of such notice, the Purchaser shall not offer or sell any securities covered by such prospectus and shall return all copies of such prospectus to the Company if requested to do so by the Company, and, at the request of the Purchaser, the Company shall promptly prepare and furnish to the Purchaser a reasonable number of copies of a supplement to such prospectus so that, as supplemented, the prospectus no longer contains any untrue statement of a material fact or any omission of a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.


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         (c) The Company shall use its reasonable best efforts to qualify any offering of the Shares under any applicable Blue Sky or other securities laws of such states as may be reasonably specified by the Purchaser or the managing underwriter with respect to such offering; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to subject itself to taxation in any such jurisdiction or to file any general consent to service of process.

         (d) The Company shall afford the Purchaser and their legal representatives the opportunity to make such reasonable examination and inquiry into the financial condition and business of the Company as the Purchaser may reasonably deem necessary or prudent in connection with the preparation of the registration statement or any other materials to be used in connection with an offering, sale, or distribution by the Purchaser.

         (e) Upon exercising registration rights in accordance with Section 1 or
Section 2, as the case may be, the Purchaser shall provide the Company with all information regarding the Purchaser as the Company may from time to time reasonably request in connection with the preparation of the registration statement.

         (f) The Purchaser shall bear all underwriting fees, discounts and commissions attributable to the Shares which are sold by them pursuant to such registration. The Company will otherwise pay all costs and expenses in connection with any registration and filing fees, all printing expenses, and all Blue Sky fees and expenses (including fees and expenses of its counsel in connection with Blue Sky surveys).


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         4. Indemnification. In the event of any registration of any of the
Shares of the Purchaser under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Purchaser and its directors and officers and each underwriter of such securities and each other person, if any, who controls the Purchaser or each such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Purchaser or its directors or officers or each such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading; and the Company will reimburse the Purchaser, each such director and officer, each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Purchaser or controlling person specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect irrespective of any investigation by any person indemnified above.


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         The Company may require, as a condition to including any of the Shares in any registration statement filed pursuant to Section 1 or 2 hereof, that the Company shall have received an undertaking satisfactory to it from the Purchaser to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Securities Act, with respect to losses, claims, damages or liabilities arising from any statement in or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Purchaser specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement.

         Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 4, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from


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the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expense subsequently incurred by the latter in connection with the defense thereof. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         5. Holdback Agreement. So long as the Purchaser is the holder of Shares representing no less than 1% of the outstanding common stock of the Company, if the Company initiates a registration of the Company's securities in which the securities being registered are intended to be sold in an underwritten public offering, the Purchaser agrees, upon request of the underwriters managing such underwritten public offering, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any of the Shares (other than those included in the registration) without the prior written consent of such managing underwriters for such period of time from the effective date of such registration as may be requested by such managing underwriters.

         6. Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of either of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties, whether so expressed or not.

         7. Changes in Shares. If the Shares are changed by stock split, reverse stock split, merger, consolidation or recapitalization, references to Shares herein shall be deemed to refer to the securities received for each Share so affected.


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         8. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by electronic facsimile or overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to the other, and shall be deemed to have been give upon delivery, if delivered personally or by electronic facsimile, three days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service:

If to the Company, to:              Hecla Mining Company
                                    6500 Mineral Drive
                                    Coeur d'Alene, Idaho 83815-8780
                                    Phone:  (208) 769-4100
                                    Fax:    (208) 769-4159
                                    Attn:   Michael B. White
                                            General Counsel

If to the Purchaser, to:            Copper Mountain Trust, Trustee
                                    601 SW Second Avenue, Suite 1800
                                    Portland, Oregon 97204
                                    Phone:  (503) 295-3600
                                    Fax:    (503) 229-0561
                                    Attn:   T.R. West
                                            Vice President

Copy to:                            Consulting Fiduciaries, Inc.
                                    400 Skokie Boulevard
                                    Northbrook, Illinois 60062
                                    Phone:  (847) 559-9838
                                    Fax:    (847) 559-9840
                                    Attn:   David L. Heald
                                            Principal

         9. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware without regard to principles of conflicts of law.

         10. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.


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         11. Consent to Jurisdiction; Waiver of Trial by Jury. The parties hereto hereby irrevocably agree that any suit, action, proceeding or claim relating to this Agreement may be brought only in the state or federal courts in the State of Delaware. Each party irrevocably waives any objection to the venue or jurisdiction of any proceeding brought in such courts, and any claim that such proceeding has been brought in an inconvenient forum. Each party waives its right to trial by jury, and agrees that service of process may be made in any manner specified in Section 8 above.

         The parties hereto have executed this Agreement as of the date first set forth above.

                                HECLA MINING COMPANY

                                By:
                                   ---------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------



                                By: COPPER MOUNTAIN TRUST, TRUSTEE
                                    For the Hecla Mining Company Retirement Plan

                                    By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



                                By: COPPER MOUNTAIN TRUST, TRUSTEE
                                    For the Lucky Friday Pension Plan

                                    By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


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